EXHIBIT 99.1

A10 Networks, Inc. Reports Second Quarter 2016 Results
SAN JOSE, Calif., July 28, 2016 -- A10 Networks, Inc. (NYSE: ATEN), a leader in application networking and security, today announced financial results for its second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

•	Record revenue of $57.1 million, up 20 percent year-over-year

•	Enterprise revenue of $32.0 million, increased 16 percent year-over-year

•	Product revenue of $38.8 million, up 16 percent year-over-year

•	Cash and marketable securities increased to $113.7 million, up from $96.2 million at June 30, 2015

“We delivered record revenue as our high-end security and cloud-ready Thunder solutions continued to drive growth,” said Lee Chen, president and chief executive officer of A10 Networks. “We also significantly improved our bottom-line results and we believe we are on track to meet our financial goals for the year. In addition to our strong performance in the quarter, we took a strategic step to accelerate the A10 Harmony vision and expand our addressable market with the acquisition of Appcito. Appcito is a cloud-native subscription service that maximizes the agility and improves the visibility and security of enterprise applications deployed in the cloud. Appcito fits into our vision to become the most comprehensive secure application services company in the industry and helps customers become more secure and agile as they bridge traditional and cloud application environments.”

Total revenue for the second quarter grew to $57.1 million, up 20 percent when compared with $47.5 million in the second quarter of 2015. On a GAAP basis, A10 Networks reported a net loss for the second quarter 2016 of $4.9 million, or $0.08 per share, compared with a net loss of $10.0 million, or $0.16 per share, in the second quarter of 2015. Non-GAAP net loss for the second quarter of 2016 was $1.1 million, or $0.02 per share, compared with a non-GAAP net loss of $5.3 million, or $0.09 per share, in the second quarter of 2015.

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its second quarter 2016 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter 2016 results and outlook for its third quarter of 2016. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10089132. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to meet our financial goals for the year, the anticipated benefits of our acquisition of Appcito, including expanding our addressable market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual and quarterly reports on file with the SEC. These filings are available on the SEC's website at https://www.sec.gov/and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking and security, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit a10networks.com and @A10Networks

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com

or

Media Contact:
Ben Stricker
A10 Networks
+1-916-842-9813
bstricker@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Products	$38,797	$33,331	$75,171	$63,847
Services	18,333	14,205	35,763	27,706
Total revenue	57,130	47,536	110,934	91,553
Cost of revenue:
Products	9,804	7,909	18,502	14,972
Services	4,405	3,692	8,934	7,415
Total cost of revenue	14,209	11,601	27,436	22,387
Gross profit	42,921	35,935	83,498	69,166
Operating expenses:
Sales and marketing	26,773	24,962	53,541	49,484
Research and development	14,486	13,671	29,263	27,980
General and administrative	7,230	5,703	13,891	13,230
Litigation and settlement expense	202	1,025	1,993	1,470
Total operating expenses	48,691	45,361	98,688	92,164
Loss from operations	(5,770)	(9,426)	(15,190)	(22,998)
Other income (expense), net:
Interest expense	(126)	(104)	(252)	(231)
Interest income and other income (expense), net	1,020	(216)	1,235	(189)
Total other income (expense), net	894	(320)	983	(420)
Loss before provision for income taxes	(4,876)	(9,746)	(14,207)	(23,418)
Provision for income taxes	59	231	263	293
Net loss	$(4,935)	$(9,977)	$(14,470)	$(23,711)
Net loss per share:
Basic and diluted	$(0.08)	$(0.16)	$(0.22)	$(0.38)
Weighted-average shares used in computing net loss per share:
Basic and diluted	64,861	61,945	64,584	61,690

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net loss	$(4,935)	$(9,977)	$(14,470)	$(23,711)
Stock-based compensation	3,869	4,005	8,481	8,638
Litigation and settlement expense	—	686	836	686
Non-GAAP net loss	$(1,066)	$(5,286)	$(5,153)	$(14,387)
Non-GAAP net loss per share, basic and diluted	$(0.02)	$(0.09)	$(0.08)	$(0.23)
Weighted average shares used in computing net loss per share, basic and diluted	64,861	61,945	64,584	61,690

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$28,632	$98,117
Marketable securities	85,069	—
Accounts receivable, net of allowances	39,348	57,778
Inventory	14,333	18,291
Prepaid expenses and other current assets	5,427	5,064
Total current assets	172,809	179,250
Property and equipment, net	8,917	8,903
Goodwill and Intangible Assets	7,086	867
Other non-current assets	3,681	3,531
Total Assets	$192,493	$192,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,782	$10,508
Accrued liabilities	28,830	27,757
Deferred revenue, current	51,384	49,572
Total current liabilities	87,996	87,837
Deferred revenue, non-current	24,379	23,232
Other non-current liabilities	1,162	1,414
Total Liabilities	113,537	112,483
Stockholders’ Equity
Common stock and additional paid-in capital	315,157	301,887
Accumulated other comprehensive income	88	—
Accumulated deficit	(236,289)	(221,819)
Total Stockholders' Equity	78,956	80,068
Total Liabilities And Stockholders' Equity	$192,493	$192,551

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(14,470)	$(23,711)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,717	4,673
Stock-based compensation	8,481	8,638
Other non-cash items	1,051	273
Changes in operating assets and liabilities:
Accounts receivable, net	17,535	7,723
Inventory	2,846	1,861
Prepaid expenses and other assets	(479)	44
Accounts payable	(2,668)	(3,048)
Accrued liabilities	348	(1,619)
Deferred revenue	2,960	8,559
Other	(65)	84
Net cash provided by operating activities	19,256	3,477
Cash flows from investing activities:
Purchases of marketable securities	(92,682)	—
Proceeds from sales and maturities of marketable securities	7,609	—
Payment for acquisition	(4,380)	—
Purchases of property and equipment	(2,588)	(1,811)
Net cash used in investing activities	(92,041)	(1,811)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	3,350	2,626
Other	(50)	—
Net cash provided by financing activities	3,300	2,626
Net increase (decrease) in cash and cash equivalents	(69,485)	4,292
Cash and cash equivalents—beginning of period	98,117	91,905
Cash and cash equivalents—end of period	$28,632	$96,197